Exhibit 99.1
Victoria’s Secret & Co. Announces New Share Repurchase Authorization and Provides Fourth Quarter 2022 Sales and Earnings Update
Announces New $250 Million Share Repurchase Authorization

Expects Fourth Quarter 2022 Net Sales, Operating Income, and Diluted EPS Within Range of Previously Communicated Guidance

Reynoldsburg, Ohio (January 11, 2023)—Victoria’s Secret & Co. (“Victoria’s Secret” or the “Company”) (NYSE: VSCO) today announced that its Board of Directors unanimously approved a new share repurchase program (“January 2023 Share Repurchase Program”) authorizing the repurchase of up to $250 million of the Company’s common stock. Shares repurchased under the January 2023 Share Repurchase Program will be made in the open market, subject to market conditions and other factors. The January 2023 Share Repurchase Program is eligible to begin upon exhaustion of the current $250 million share repurchase program which is scheduled to be completed by the end of January 2023. Shares acquired through the January 2023 Share Repurchase Program will be available to meet obligations under equity compensation plans and for general corporate purposes. The January 2023 Share Repurchase Program will continue until exhausted, but no later than the end of fiscal year 2023.

Concurrent with the announcement of the January 2023 Share Repurchase Program, the Company is now forecasting fourth quarter 2022 operating income to be in the range of $245 million to $265 million, or approximately 12% to 13% of sales, compared to its previously communicated guidance range of $240 million to $290 million. The Company now expects net income for the fourth quarter 2022 to be in the range of $2.05 to $2.25 per diluted share, compared to its previously communicated guidance range of $2.00 to $2.45 per diluted share. Consistent with this level of profitability, the Company reaffirms the fourth quarter 2022 sales guidance provided on November 30, 2022 which forecasted a net sales decline in the high-single digit range compared to last year’s fourth quarter net sales of $2.175 billion. All updated and reaffirmed fourth quarter 2022 guidance excludes the financial impact of the recent acquisition of AdoreMe, Inc. (“Adore Me”), as well as transaction costs and purchase accounting related to this transaction.

CEO Martin Waters commented, “We are pleased to report that we expect to deliver upon our sales and operating targets despite a challenged economic environment for our customers. We were particularly encouraged by our sales performance during peak days and weekends. Despite some significant weather challenges directly before Christmas, our sales to date have trended above plan since benefitting from both regular price merchandise selling and semi-annual sale performance. As expected, the holiday season was highly promotional and we were appropriately aggressive. Our fourth quarter margins are expected to remain within our range of expectations, our expenses continue to be very well managed, and our inventory levels are trending lower, or favorable, to our original expectations. The teams have executed well and focused on what we can control in this challenging economic environment. We expect to finish fiscal 2022 with an operating margin rate in the high-single digits demonstrating the resilience of our model and tremendous efforts of our teams and I could not be prouder of their efforts.”

Martin continued, “During our first 18 months as a public company, we have grown our leading market share position in the intimates category, begun the journey to reposition our brand, and stabilized our business platform. Despite a challenging economic backdrop, we have identified and executed against several long-term growth drivers, including the acquisition of Adore Me and technology-related synergies, the acceleration of our international business, the successful launch of our store of the future program, and the identification of new business development and distribution opportunities. Our market leadership position coupled with these longer-term growth initiatives, our financial stability, and cash flow potential are key competitive advantages for Victoria’s Secret & Co. We believe today’s new share repurchase authorization reflects our confidence in the Company and is another step on our journey to create long-term, sustainable value for our shareholders.”

About Victoria’s Secret & Co.
Victoria’s Secret & Co. (NYSE: VSCO) is a Fortune 500 specialty retailer of modern, fashion-inspired collections including signature bras, panties, lingerie, casual sleepwear, athleisure and swim, as well as award-winning prestige fragrances and body care. VS&Co is comprised of market leading brands, Victoria’s Secret and Victoria’s Secret PINK, that share a common purpose of inspiring and uplifting our customers in every stage of their lives, and Adore Me, a technology-led, digital-first innovative intimates brand serving women of all sizes and budgets at all phases of life. We are committed to empowering our more than 30,000 associates across a global footprint of approximately 1,350 retail stores in approximately 70 countries. We provide our customers with products and experiences that make them feel good inside and out while driving positive change through the power of our products, platform and advocacy.

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995

We caution that any forward-looking statements (as such term is defined in the U.S. Private Securities Litigation Reform Act of 1995) contained in this press release or made by us, our management, or our spokespeople involve risks and uncertainties and are subject to change based on various factors, many of which are beyond our control. Accordingly, our future performance and financial results may differ materially from those expressed or implied in any such forward-looking statements. Forward-looking statements include, without limitation, statements regarding our future operating results, the implementation and impact of our strategic plans, and our ability to meet environmental, social, and governance goals. Words such as “estimate,” “commit,” “target,” “goal,” “project,” “plan,” “believe,” “seek,” “strive,” “expect,” “anticipate,” “intend,” “potential” and any similar expressions may identify forward-looking statements. Risks associated with the following factors, among others, could affect our financial performance and cause actual results to differ materially from those expressed or implied in any forward-looking statements:

•the spin-off from Bath & Body Works, Inc. (f/k/a L Brands, Inc.) may not be tax-free for U.S. federal income tax purposes;
•we may not realize all of the expected benefits of the spin-off;
•general economic conditions, inflation, consumer confidence, consumer spending patterns and market disruptions including pandemics or significant health hazards, severe weather conditions, natural disasters, terrorist activities, financial crises, political crises or other major events, or the prospect of these events;
•the novel coronavirus (COVID-19) global pandemic has had and may continue to have an adverse effect on our business and results of operations;
•difficulties arising from turnover in company leadership or other key positions;
•our ability to attract, develop and retain qualified associates and manage labor-related costs;
•our dependence on mall traffic and the availability of suitable store locations on appropriate terms;
•our ability to successfully operate and expand internationally and related risks;
•our independent franchise, license, wholesale, and joint venture partners;
•our direct channel business;
•our ability to protect our reputation and the image of our brands;
•our ability to attract customers with marketing, advertising and promotional programs;
•the highly competitive nature of the retail industry and the segments in which we operate;
•consumer acceptance of our products and our ability to manage the life cycle of our brands, keep up with fashion trends, develop new merchandise and launch new product lines successfully;
•our ability to realize the potential benefits and synergies sought with the acquisition of AdoreMe, Inc.;
•our ability to source, distribute and sell goods and materials on a global basis, including risks related to:
◦political instability, environmental hazards or natural disasters;
◦significant health hazards or pandemics;
◦legal and regulatory matters;
◦delays or disruptions in shipping and transportation and related pricing impacts; and
◦disruption due to labor disputes;
•our geographic concentration of vendor and distribution facilities in central Ohio and Southeast Asia;
•the ability of our vendors to deliver products in a timely manner, meet quality standards and comply with applicable laws and regulations;
•fluctuations in freight, product input and energy costs, including those caused by inflation;
•our and our third-party service providers’ ability to implement and maintain information technology systems and to protect associated data and system availability;
•our ability to maintain the security of customer, associate, third-party and company information;
•stock price volatility;
•shareholder activism matters;
•our ability to maintain our credit rating;
•our ability to comply with regulatory requirements; and
•legal, tax, trade and other regulatory matters.

Except as may be required by law, we assume no obligation and do not intend to make publicly available any update or other revisions to any of the forward-looking statements contained in this press release to reflect circumstances existing after the date of this press release or to reflect the occurrence of future events, even if experience or future events make it clear that any expected results expressed or implied by those forward-looking statements will not be realized. Additional information regarding these and other factors can be found in “Item 1A. Risk Factors” in our Annual Report on Form 10-K and Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on March 18, 2022 and December 2, 2022, respectively.

For further information, please contact:

Victoria's Secret & Co.:
Investor Relations:	Media Relations:
Kevin Wynk	Brooke Wilson
investorrelations@victoria.com	communications@victoria.com